Exhibit 99.1

Ariba Reports Results for the Third Quarter of Fiscal Year 2007

Subscription Software Revenues Grow 29% Year over Year

SUNNYVALE, Calif., July 25, 2007 — Ariba, Inc. (Nasdaq: ARBA), the leading spend management solutions provider, today announced results for the third quarter of fiscal year 2007 ended June 30, 2007.

Financial Results

Total revenues for the third quarter of fiscal year 2007 were $75.6 million, as compared to $73.6 million for the third quarter of fiscal year 2006. Subscription and maintenance revenues for the quarter were $36.6 million, as compared to $32.3 million for the third quarter of fiscal year 2006. Within subscription and maintenance revenues, subscription software revenue was $18.0 million for the quarter, as compared to $14.0 million for the third quarter of fiscal year 2006. Services and other revenues for the quarter were $39.0 million, as compared to $41.4 million for the third quarter of fiscal year 2006.

Net loss for the third quarter of fiscal year 2007 was $2.0 million, or $0.03 per share, as compared to a net loss for the third quarter of fiscal year 2006 of $31.5 million, or $0.48 per share. The net loss for the third quarter of fiscal year 2007 included charges of $3.5 million for amortization of intangible assets and $8.2 million for stock-based compensation and a $3.8 million net benefit from a new real-estate lease signed during the quarter. Excluding these items, non-GAAP net income was $5.8 million, or $0.08 per diluted share.

Cash from operations for the third quarter of fiscal year 2007 was approximately $3 million. At June 30, 2007 total cash, cash equivalents, marketable securities, and investments were approximately $178 million.

“Overall, we are pleased with our execution in growing our subscription software business,” said Bob Calderoni, CEO of Ariba. “During the quarter, we released a major update to our on demand product offering and closed over 100 on-demand product deals with 79 customers, a 108% increase from a year ago. Our success is further evidenced by the 60% growth in our subscription software backlog and almost 30% growth in our subscription software revenue this quarter.”

Continuing Market Share Growth

More than 170 companies purchased Ariba’s offerings during the third quarter of fiscal year 2007 to extend their spend management capabilities, adopting solutions to improve supplier collaboration, further mitigate supply risk, enhance working capital management and drive cost containment. Included among these companies: Communisis PLC, Cummins, Inc., Del Monte Foods Company, General Dynamics Corporation, Hertz-Europe, Hewlett-Packard Company, Jindal Stainless, Levis Strauss & Co., Lion Nathan Limited, National City Corporation, Pfizer AG, Pierre & Vacances, Scientific-Atlanta, Inc., Smithfield Foods, Inc., Synopsys, Inc., Telefonica S.A., The Manitowoc Company, Inc. and United Technologies Corporation.

Expanding Global Customer Base

Demand for Ariba® Spend Management™ solutions was particularly strong internationally. Analysts predict that the market for sourcing and procurement solutions in Europe will continue to grow at a healthy rate through 2011. “The appetite for subscription software has definitely increased,” said Mike Arenth, General Manager, EMEA, Ariba. “We are seeing more customers migrate from perpetual licenses to our on-demand solutions because on-demand makes it easy and affordable for them to quickly adopt and reap the benefits of spend management. Ariba is well-poised to capitalize on the growing market opportunity.”

Conference Call Information

Ariba will hold a conference call today at 2:00 p.m. PT / 5:00 p.m. ET to discuss its results for the third quarter of fiscal year 2007. To join the call, please dial (877) 407-8031 in the United States and Canada, or (201) 689-8031 if calling internationally. A live web broadcast of the call will be available on the investor relations section of Ariba’s website at: www.ariba.com. The webcast may also be accessed by logging in at www.vcall.com.

A replay of the conference will be available at approximately 5:00 p.m. PT / 8:00 p.m. ET today through Wednesday, August 1, 2007 by calling (877) 660-6853 in the United States and Canada or (201) 612-7415 internationally and entering account number: 286 and conference ID number: 248241.

About Ariba, Inc.

Ariba, Inc. is the leading provider of spend management solutions to help companies realize rapid and sustainable bottom line results. Companies around the world in every industry use Ariba Spend Management™ software and services. Ariba can be contacted in the U.S. at 1.650.390.1000 or at www.ariba.com.

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Copyright © 1996 – 2007 Ariba, Inc.

Ariba, the Ariba logo, AribaLIVE and SupplyWatch are registered trademarks of Ariba, Inc. Ariba Spend Management, Ariba Spend Management. Find it. Get it. Keep it., Ariba. This is Spend Management, Ariba Solutions Delivery, Ariba Analysis, Ariba Buyer, Ariba Category Management, Ariba Category Procurement, Ariba Contract Compliance, Ariba Contracts, Ariba Contract Management, Ariba Contract Workbench, Ariba Data Enrichment, Ariba eForms, Ariba Electronic Invoice Presentment and Payment, Ariba Invoice, Ariba Sourcing, Ariba Spend Visibility, Ariba Travel and Expense, Ariba Procure-to-Pay, Ariba Workforce, Ariba Supplier Network, Ariba Supplier Connectivity, Ariba Supplier Performance Management, Ariba PunchOut, Ariba QuickSource, PO-Flip, Ariba Settlement, Ariba Spend Management Knowledge Base, Ariba Ready, Ariba Supply Lines, Ariba Supply Manager, Ariba LIVE and It’s Time for Spend Management are trademarks or service marks of Ariba, Inc. All other trademarks are property of their respective owners.

Ariba Safe Harbor

Safe Harbor Statement under the Private Securities Litigation Reform Act 1995: Information and announcements in this release involve Ariba’s expectations, beliefs, hopes, plans, intentions or strategies regarding the future and are forward-looking statements that involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to Ariba as of the date of the release, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to Ariba’s operating and financial results to differ materially from current expectations include, but are not limited to: delays in development or shipment of new versions of Ariba’s products and services; lack of market acceptance of Ariba’s existing or future products or services; inability to continue to develop competitive new products and services on a timely basis; introduction of new products or services by major competitors; the ability to attract and retain qualified employees; difficulties in assimilating acquired companies; long and unpredictable sales cycles and the deferrals of anticipated orders; declining economic conditions; inability to control costs; changes in the company’s pricing or compensation policies; significant fluctuations in our stock price; the outcome of and costs associated with pending or potential future regulatory or legal proceedings; the impact of our acquisitions, including the disruption or loss of customer, business partner, supplier or employee relationships; and the level of costs and expenses incurred by Ariba as a result of such transactions. A detailed discussion of these factors and other risks associated with Ariba’s business are discussed in Ariba’s SEC filings, including its most recent report on Form 10-Q filed May 9, 2007.

Investor Contact:

Ariba, Inc.

(650) 390-1200

Investor@ariba.com

Media Contact:

Karen Master

Ariba, Inc.

(412) 297-8177

kmaster@ariba.com

Ariba, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited; in thousands)

	June 30, 2007	September 30, 2006
ASSETS
Current assets:
Cash and cash equivalents	$23,266	$51,997
Marketable securities	121,697	86,769
Restricted cash	1,100	1,550
Accounts receivable, net	34,509	31,664
Prepaid expenses and other current assets	10,233	11,157

Total current assets	190,805	183,137

Property and equipment, net	19,797	19,830
Long-term investments	3,001	—
Restricted cash, less current portion	28,920	30,300
Goodwill	326,101	326,101
Other intangible assets, net	13,849	25,060
Other assets	3,196	2,516

Total assets	$585,669	$586,944

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,040	$9,863
Accrued compensation and related liabilities	20,075	24,694
Accrued liabilities	19,214	21,589
Restructuring obligations	19,926	14,888
Deferred revenue	57,849	40,035
Deferred income—Softbank	3,950	13,572

Total current liabilities	131,054	124,641

Deferred rent obligations	22,621	22,668
Restructuring obligations, less current portion	57,000	80,406
Deferred revenue, less current portion	26,960	25,641
Deferred income—Softbank, less current portion	—	565

Total liabilities	237,635	253,921

Stockholders’ equity:
Common stock	157	151
Additional paid-in capital	5,060,844	5,032,538
Accumulated other comprehensive income	1,367	3,475
Accumulated deficit	(4,714,334)	(4,703,141)

Total stockholders’ equity	348,034	333,023

Total liabilities and stockholders’ equity	$585,669	$586,944

Ariba, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited; in thousands, except per share data)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2007	2006	2007	2006
Revenues:
Subscription and maintenance	$36,613	$32,270	$104,851	$96,703
Services and other	38,951	41,363	121,299	126,903

Total revenues	75,564	73,633	226,150	223,606

Cost of revenues:
Subscription and maintenance	8,490	6,894	24,534	20,359
Services and other	28,490	33,341	88,016	98,703
Amortization of acquired technology and customer intangible assets	3,356	3,696	10,786	12,005

Total cost of revenues	40,336	43,931	123,336	131,067

Gross profit	35,228	29,702	102,814	92,539

Operating expenses:
Sales and marketing	23,389	23,518	69,461	58,601
Research and development	13,254	12,333	38,845	37,080
General and administrative	10,822	6,973	29,108	24,138
Other income—Softbank	(3,390)	(3,396)	(10,173)	(10,190)
Amortization of other intangible assets	101	200	425	600
Restructuring costs	(3,805)	24,376	(3,805)	25,379

Total operating expenses	40,371	64,004	123,861	135,608

Loss from operations	(5,143)	(34,302)	(21,047)	(43,069)
Interest and other income, net	3,456	3,138	11,462	5,974

Loss before income taxes	(1,687)	(31,164)	(9,585)	(37,095)
Provision for income taxes	347	318	1,608	643

Net loss	$(2,034)	$(31,482)	$(11,193)	$(37,738)

Net loss per share—basic and diluted	$(0.03)	$(0.48)	$(0.16)	$(0.58)
Weighted average shares—basic and diluted	70,340	65,817	69,589	65,493

Ariba, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited; in thousands)

	Three Months Ended June 30,
	2007	2006
Operation activities:
Net loss	$(2,034)	$(31,482)
Adjustments to reconcile net loss to net cash provided by operating activities:
Provision for (recovery of) doubtful accounts	129	(163)
Depreciation	1,785	1,941
Amortization of intangible assets	3,457	3,896
Stock-based compensation	8,212	11,431
Realized gain—currency translation adjustment	(425)	—
Accounts receivable	(2,183)	2,264
Prepaid expense and other assets	503	(1,059)
Accounts payable	1,789	186
Accrued compensation and related liabilities	(1,355)	(2,179)
Accrued liabilities	(837)	(723)
Deferred income—Softbank	(3,390)	(3,396)
Restructuring obligations	(6,096)	20,525
Deferred revenue	3,369	2,116

Net cash provided by operating activities	2,924	3,357

Investing activities:
Purchases of property and equipment	(2,169)	(1,503)
Purchases of investments, net of sales	(17,637)	(4,378)
Allocation from restricted cash, net	—	214

Net cash used in investing activities	(19,806)	(5,667)

Financing activities:
Proceeds from issuance of common stock, net	353	47
Repurchase of common stock	(15)	(29)

Net cash provided by financing activities	338	18

Effect of exchange rates on cash and cash equivalents	174	294
Net change in cash and cash equivalents	(16,370)	(1,998)
Cash and cash equivalents at beginning of period	39,636	74,403

Cash and cash equivalents at end of period	$23,266	$72,405

Non-GAAP Financial Measures

The accompanying press release dated July 25, 2007 contains non-GAAP financial measures. The following table reconciles the non-GAAP financial measures in the press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP measures include non-GAAP cost of revenues, gross profit, operating expenses, (loss) income from operations, net (loss) income and net (loss) income per share amounts.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, GAAP financial measures, which should be considered as the primarily financial metrics for evaluating our financial performance. Significantly, non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. Instead, they are based on subjective determinations by management designed to supplement our GAAP financial measures. They are subject to a number of important limitations and should be considered only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For example, our non-GAAP financial measures have the effect of excluding costs and expenses from our operating results that should be properly considered under a system of accrual accounting. In addition, our non-GAAP financial measures differ from GAAP measures with the same names, may vary over time and may differ from non-GAAP financial measures with the same or similar names used by other companies. Accordingly, investors should exercise caution when evaluating our non-GAAP financial measures.

Despite these limitations, we believe our non-GAAP financial measures provide meaningful supplemental information about our operating results, primarily because they exclude costs and expenses that we do not believe are indicative of the ongoing operating performance of our business and our senior management. Although these costs should properly be considered in our GAAP financial measures, we believe they should be excluded when evaluating our current operating performance. The non-GAAP financial measures disclosed in the accompanying press release are used by our Board of Directors and senior management to evaluate our current operating performance, are used in evaluating the performance of our senior management, and are used in our budget and planning processes. We believe that our non-GAAP financial measures are helpful to investors by facilitating comparisons of our current and prior operating results and by facilitating comparisons of our operating results with those of other software companies.

Ariba, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Operating Results

(Unaudited; in thousands, except per share data)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP operating results for the period indicated below:

	Three Months Ended June 30, 2007	Three Months Ended June 30, 2006
Expense reconciliation:
GAAP revenue	$75,564	$73,633
GAAP net loss	2,034	31,482

Total GAAP expenses	77,598	105,115

Amortization of intangible assets	(3,457)	(3,896)
Stock-based compensation	(8,212)	(11,431)
Restructuring costs	3,805	(24,376)

Total non-GAAP operating expenses	$69,734	$65,412

	Three Months Ended June 30, 2007	Three Months Ended June 30, 2006
Net income (loss) reconciliation:
GAAP net income (loss)	$(2,034)	$(31,482)
Amortization of intangible assets	3,457	3,896
Stock-based compensation	8,212	11,431
Restructuring costs	(3,805)	24,376

Non-GAAP net income	$5,830	$8,221

	Three Months Ended June 30, 2007	Three Months Ended June 30, 2006
Net income (loss) per share reconciliation:
GAAP net loss per share—basic	$(0.03)	$(0.48)
Amortization of intangible assets	0.05	0.06
Stock-based compensation	0.12	0.17
Restructuring costs	(0.05)	0.37

Non-GAAP net income per share—basic	$0.08	$0.12

Non-GAAP net income per share—diluted	$0.08	$0.12

Weighted average shares—basic	70,340	65,817
Weighted average shares—diluted	75,398	70,745

(1)	See “Discussion of Specific Items Excluded From Non-GAAP Financial Measures” at the end of the reconciliation of GAAP to non-GAAP operating results.

Discussion of Specific Items Excluded From Non-GAAP Financial Measures

Our non-GAAP financial measures generally exclude costs and expenses for (i) amortization of intangible assets related to acquisitions, (ii) stock-based compensation and (iii) restructuring charges. We exclude these costs and expenses because we believe they are not closely related to the ongoing operating performance of our businesses and the performance of our senior management and are generally excluded from our budget and planning process. In addition to these reasons, we believe our non-GAAP financial measures are also helpful to investors by facilitating comparisons of our operating results over different time periods and by facilitating comparisons of our financial performance with that of other companies. In addition, except for restructuring costs, these costs and expenses are non-cash items that do not affect cash flows.

(1)	Amortization of Acquired Intangible Assets. In accordance with GAAP, we amortize intangible assets acquired in connection with acquisitions over the estimated useful lives of the assets. We exclude these amortization costs in our non-GAAP financial measures because they (i) result from prior acquisitions, rather than the ongoing operating performance of our business, and (ii) absent additional acquisitions, are expected to decline over time as the remaining carrying amounts of these assets are amortized. We believe excluding these costs helps investors compare our financial performance with that of other companies with different acquisition histories. However, as with impairment charges, we recognize that amortization costs provide a helpful measure of the financial impact and performance of prior acquisitions and consider our non-GAAP financial measures in conjunction with our GAAP financial results that include amortization costs.

(2)	Stock-Based Compensation Expenses. We exclude stock-based compensation expense associated with stock options and stock granted to employees and non-executive directors in our non-GAAP financial measures. While stock-based compensation is a significant component of our expenses, we believe that investors wish to be able to exclude the effects of stock-based compensation expense in comparing our financial performance with that of other companies.

(3)	Restructuring Costs. We recorded restructuring costs related to lease abandonment accruals and severance and related benefits in fiscal year 2007 and 2006. We exclude these costs from our non-GAAP financial measures because they are unrelated to our ongoing operations and are significantly impacted by factors outside our control. We believe excluding these costs helps investors compare our operating performance with that of other companies. We recognize, however, that restructuring costs are primarily cash costs and that we and investors should carefully consider the impact of these costs on future cash flows.